CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Year End Report On Form 10-KSB of Along Mobile Technology Inc. for the Year Ended October 31, 2005, I, Jianwei Lee, Chief Executive Officer of Along Mobile Technology Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Yearly Report on Form 10-KSB for the year ended October 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-KSB for the year ended October 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Along Mobile Technology Inc.

Dated: February 21, 2006

ALONG MOBILE TECHNOLOGY INC.


By: /s/ Jianwei Lee
Chief Executive Officer